Exhibit 1.1

                                PRICING AGREEMENT



Morgan Stanley & Co. Incorporated
Chase Securities Inc.
Salomon Brothers Inc
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036


                                                               May 5, 1998


Dear Sirs:

         Tommy Hilfiger U.S.A., Inc. (the "Company") proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement Standard Provisions filed as an exhibit to the combined registration statement on Form S-3 of the Company and Tommy Hilfiger Corporation ("Parent") (No. 333-48355/48355-01) (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule IIA and Schedule IIB hereto (the "Designated Securities"). The Designated Securities shall be guaranteed by Parent pursuant to a Guarantee attached to the Designated Securities. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Paragraph 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Underwriters herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The address of the Underwriters referred to in such Paragraph 12 is set forth at the end of Schedule II hereto.

         A supplement to the Prospectus relating to the Designated Securities, in the form heretofore delivered to the Representatives is now proposed be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among each of the Underwriters, Parent and the Company.

                                         Very truly yours,


                                         TOMMY HILFIGER U.S.A., INC.



                                         BY:/s/ Benjamin M.T. Ng
                                            ----------------------------

                                         TOMMY HILFIGER CORPORATION



                                         BY:/s/ Benjamin M.T. Ng
                                            ----------------------------

Accepted as of the date hereof:

MORGAN STANLEY & CO. INCORPORATED



By:/s/ Harold J. Hendershot III
   -------------------------------------
   On behalf of each of the Underwriters

                                   SCHEDULE I

                               PRINCIPAL AMOUNT         PRINCIPAL AMOUNT
                                 OF 2003 NOTES           OF 2008 NOTES
UNDERWRITER                     TO BE PURCHASED          TO BE PURCHASED
-----------                     ---------------          ---------------
Morgan Stanley & Co.
Incorporated.................   $137,500,000              $110,000,000
Chase Securities Inc.........   $ 56,250,000              $ 45,000,000
Salomon Brothers Inc.........   $ 56,250,000              $ 45,000,000

Total........................   $250,000,000              $200,000,000
                                ==============            ============

                                  SCHEDULE IIA

TITLE OF DESIGNATED SECURITIES:

         6.50% Notes due 2003 (the "2003 Notes")

AGGREGATE PRINCIPAL AMOUNT:

         $250,000,000

PRICE TO PUBLIC:

         99.848% of the principal amount of the 2003 Notes, plus accrued interest, if any, from May 8, 1998

PURCHASE PRICE BY UNDERWRITERS:

         99.248% of the principal amount of the 2003 Notes, plus accrued interest, if any, from May 8, 1998

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Federal/Immediately available funds

INDENTURE:

         Indenture, dated as of May 1, 1998, between the Company, Parent and The Chase Manhattan Bank, as Trustee

MATURITY:

         June 1, 2003

INTEREST RATE:

         6.50%

         Interest will be computed on the basis of a 360-day year of twelve 30-day months

         The 2003 Notes will bear interest from May 8, 1998

INTEREST PAYMENT DATES:

         June 1 and December 1 of each year, commencing December 1, 1998

REGULAR RECORD DATES:

         May 15 and November 15

REDEMPTION PROVISIONS:

         The 2003 Notes may be redeemed at the option of Parent, in whole but not in part, upon certain changes in tax law as specified in Section 1305 of the Indenture

         The 2003 Notes will also be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (1) 100% of their principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as such term is defined in the Prospectus Supplement, dated the date hereof, relating to the offering of the 2003 Notes) plus 10 basis points, plus in the case of each of clause (1) and
         (2) accrued interest to the date of redemption

SINKING FUND PROVISIONS:

         No sinking fund provisions

DEFEASANCE:

         Sections 403 and 1010 of the Indenture will apply to the 2003 Notes

FORM OF THE NOTES:

         The 2003 Notes shall be Global Notes (as defined in the Indenture)

TIME OF DELIVERY:

         9:00 a.m., New York City time, May 8, 1998

CLOSING LOCATION:

         Wachtell, Lipton, Rosen & Katz
         51 West 52nd Street, New York, New York

NAMES AND ADDRESSES OF UNDERWRITERS:

         Underwriters:     Morgan Stanley & Co. Incorporated
                           Chase Securities Inc.
                           Salomon Brothers Inc

         Address for
         Notices, etc.:    c/o Morgan Stanley & Co. Incorporated
                           1585 Broadway
                           New York, New York  10036

OTHER TERMS:

         1. Paragraph 2 of the Underwriting Agreement is hereby amended by adding the following representations:


                  (p) The Stock Purchase Agreement, dated as of January 31, 1998 ("USA Purchase Agreement"), by and among

                  Parent, the Company, Tommy Hilfiger (Eastern Hemisphere) Limited ("THEH") and Pepe Jeans London Corporation has been duly authorized, executed and delivered by the Company, Parent and THEH, and a true and correct copy of which has been delivered to the Underwriters.

                  (q) A true and correct copy of the Share Purchase Agreement, dated as of January 26, 1998 (the "Canada Purchase Agreement"), between Lawvest Holdings Inc. and Pepe Jeans USA, Inc. has been delivered to the Underwriters.

         2. Paragraph 5 of the Underwriting Agreement is hereby amended by adding the following condition:

                  (h) The transactions contemplated by the USA Purchase Agreement and the Canada Purchase Agreement shall be consummated substantially simultaneously with the closing of the transactions contemplated by this Pricing Agreement; and the USA Purchase Agreement and Canada Purchase Agreement shall not have been amended, modified or waived with respect to any material matter since their respective dates.



                                     IIA-3

                                  SCHEDULE IIB

TITLE OF DESIGNATED SECURITIES:

         6.85% Notes due 2008 (the "2008 Notes")

AGGREGATE PRINCIPAL AMOUNT:

         $200,000,000

PRICE TO PUBLIC:

         99.755% of the principal amount of the 2008 Notes, plus accrued interest, if any, from May 8, 1998

PURCHASE PRICE BY UNDERWRITERS:

         99.105% of the principal amount of the 2008 Notes, plus accrued interest, if any, from May 8, 1998

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Federal/Immediately available funds

INDENTURE:

         Indenture, dated as of May 1, 1998, between the Company, Parent and The Chase Manhattan Bank, as Trustee

MATURITY:

         June 1, 2008

INTEREST RATE:

         6.85%

         Interest will be computed on the basis of a 360-day year of twelve 30-day months

         The 2008 Notes will bear interest from May 8, 1998

INTEREST PAYMENT DATES:

         June 1 and December 1 of each year, commencing December 1, 1998

REGULAR RECORD DATES:

         May 15 and November 15

REDEMPTION PROVISIONS:

         The 2008 Notes may be redeemed at the option of Parent, in whole but not in part, upon certain changes in tax law as specified in Section 1305 of the Indenture

         The 2008 Notes will also be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (1) 100% of their principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as such term is defined in the Prospectus Supplement, dated the date hereof, relating to the offering of the 2008 Notes) plus 15 basis points, plus in the case of each of clause (1) and
         (2) accrued interest to the date of redemption

SINKING FUND PROVISIONS:

         No sinking fund provisions

DEFEASANCE:

         Sections 403 and 1010 of the Indenture will apply to the 2008 Notes

FORM OF THE NOTES:

         The 2008 Notes shall be Global Notes (as defined in the Indenture)

TIME OF DELIVERY:

         9:00 a.m., New York City time, May 8, 1998

CLOSING LOCATION:

         Wachtell, Lipton, Rosen & Katz
         51 West 52nd Street, New York, New York

NAMES AND ADDRESSES OF UNDERWRITERS:

         Underwriters:     Morgan Stanley & Co. Incorporated
                           Chase Securities Inc.
                           Salomon Brothers Inc

         Address for
         Notices, etc.:    c/o Morgan Stanley & Co. Incorporated
                           1585 Broadway
                           New York, New York  10036

OTHER TERMS:

         1. Paragraph 2 of the Underwriting Agreement is hereby amended by adding the following representations:


                  (p) The Stock Purchase Agreement, dated as of January 31, 1998 ("USA Purchase Agreement"), by and among

                  Parent, the Company, Tommy Hilfiger (Eastern Hemisphere) Limited ("THEH") and Pepe Jeans London Corporation has been duly authorized, executed and delivered by the Company, Parent and THEH, and a true and correct copy of which has been delivered to the Underwriters.

                  (q) A true and correct copy of the Share Purchase Agreement, dated as of January 26, 1998 (the "Canada Purchase Agreement"), between Lawvest Holdings Inc. and Pepe Jeans USA, Inc. has been delivered to the Underwriters.

         2. Paragraph 5 of the Underwriting Agreement is hereby amended by adding the following condition:

                  (h) The transactions contemplated by the USA Purchase Agreement and the Canada Purchase Agreement shall be consummated substantially simultaneously with the closing of the transactions contemplated by this Pricing Agreement; and the USA Purchase Agreement and Canada Purchase Agreement shall not have been amended, modified or waived with respect to any material matter since their respective dates.



                                     IIB-3